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                                                                   EXHIBIT 10.02

                          ALLIED WASTE INDUSTRIES, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT
                         (UNDER THE AMENDED AND RESTATED
                           1991 INCENTIVE STOCK PLAN)

      THIS OPTION AGREEMENT ("Agreement") dated this 19th day of September, 2005 (the "Date of Grant"), between ALLIED WASTE INDUSTRIES, INC., a Delaware corporation (the "Company"), and EDWARD A. EVANS ("Optionee"):

                                    RECITALS:

      The Company has adopted the Allied Waste Industries, Inc. 1991 Incentive Stock Plan, as most recently amended and restated on February 5, 2004 (the "Plan"), as amended, all of the terms and provisions of which are incorporated herein by reference and made a part of this Agreement. All capitalized terms used but not defined in this Agreement have the meanings given to them in the Plan.

      The Management Development/Compensation Committee of the Board of Directors (the "Committee") has determined that it would be in the best interests of the Company and its stockholders to grant the option provided for herein (the "Option") to Optionee pursuant to the Plan and this Agreement, as an inducement to serve as an employee of the Company and to provide Optionee with a proprietary interest in the future of the Company;

      NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

      1. Grant of the Option. The Company hereby grants to Optionee the right and option to purchase, on the terms and conditions hereinafter set forth, all or any part of an aggregate of 150,000 shares of the presently authorized but unissued common stock, par value $.01 per share, of the Company (the "Stock"). The purchase price of the Stock subject to this Option shall be $8.20 per share.

      2. Exercise of Option.

            (a) Subject to Sections 2(b) and 2(f) hereof, the Option may be exercised in whole or in part, at any time or from time to time during the period commencing twelve months after the Date of Grant and ending ten years from the Date of Grant. The Option is not transferable or assignable by the Optionee except to the following persons or entities ("permitted transferees"):
(1) by will or the laws of descent and distribution, or pursuant to a Qualified Domestic Relations Order; (2) without consideration, to certain members of the Optionee's family or household, as described in Sections 6(c)(vi)(A) and (B) of the Plan ("family members"); (3) without consideration,

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to trusts for the benefit of the Optionee's family members, as described in
Section 6(c)(vi)(C) of the Plan; (4) without consideration, to a private foundation as described in Section 6(c)(vi)(D) of the Plan; or (5) without consideration, to any entity whose voting interests are the Optionee's family members, as described in Section 6(c)(vi) of the Plan. During the Optionee's lifetime, the Option shall be exercisable only by the Optionee, a broker-dealer acting on his behalf pursuant to Section 6(c)(iv) of the Plan, or any permitted transferee.

            (b) (i) Each Option awarded to Optionee under this Grant may be exercised only to the extent it has become vested and nonforfeitable. The shares covered by this Option shall vest and become exercisable over a period of four years, according to the following schedule: 0% prior to September 19, 2006; 25% on September 19, 2006; 50% on September 19, 2007; 75% on September 19, 2008; and 100% on September 19, 2009. To the extent not exercised, this Option shall accumulate and remain exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date on which the Option expires.

                (ii) Upon the death or Retirement of the Optionee, or if the Optionee's employment with the Company terminates as a result of the Optionee's Disability, this Option will automatically vest in its entirety and become fully exercisable.

            (c) This Option may be exercised by written notice of intent to exercise the Option with respect to any or all of the shares of Stock covered by the Option, delivered to the Company at its principal office. Such notice shall be accompanied by this Agreement and shall specify the number of shares of Stock with respect to which this Option is being exercised. Such notice shall also be accompanied by payment in full to the Company, at its principal office, of the option price for the shares of Stock with respect to which this Option is then being exercised. The payment of the option price shall be made (i) in cash or by certified check, bank cashier's check, wire transfer, or postal or express money order payable to the order of the Company or, (ii) with the consent of the Committee, in whole or in part in Stock which has been owned by the Optionee for at least six months prior to the effective date of exercise and valued at its Fair Market Value on the effective date of exercise, (iii) with the consent of the Committee, in the form of a "cashless exercise", as described in the Plan, or (iv) with the consent of the Committee, in any combination of the foregoing. Any payment in shares of Stock shall be effected by delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompanied by stock powers duly executed in blank, together with any other documents or evidence as the Secretary shall require from time to time. The effective date of exercise will be the date established by the Secretary, which shall be as soon as administratively possible (but not later than five business days) after the Secretary receives the written notice, a copy of this Agreement, and payment from Optionee.

            (d) This Option may not be exercised prior to the registration of the Stock with the Securities and Exchange Commission and any applicable state agencies.

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However, this condition may be waived by the Committee if it determines that such registration is not necessary in order to legally issue shares of Stock to Optionee.

            (e) Upon the Company's determination that this Option has been validly exercised as to any shares of Stock, the Secretary of the Company shall issue a certificate or certificates to the Optionee or permitted transferee for the number of shares set forth in his written notice. However, the Company shall not be liable to the Optionee for damages relating to any delays in issuing the certificate(s) to him, any loss of the certificate(s), or any mistakes or errors in the issuance of the certificate(s) or in the certificate(s) themselves.

            (f) Except as otherwise provided in the Optionee's written employment agreement with the Company, if any, this Option shall not be exercisable after the earliest of the following dates (1) the expiration of ten years from the Date of Grant; (2) one month after the termination of Optionee's employment by the Company without Cause (as that term is defined in the Optionee's employment agreement or other written agreement with the Company, if any, or, if there is no written agreement, as that term is defined in the Plan), or for by the Optionee for Good Reason (as that term is defined in the Optionee's employment agreement or other written agreement with the Company, if any); (3) one year after the termination of Optionee's employment by reason of Disability, death or Retirement (as those terms are defined in the Plan); or (4) as of the commencement of the Company's business on the date of the termination of Optionee's employment for Cause (as that term is defined in the Plan) or for any reason other than without Cause, for Good Reason, Disability, death or Retirement.

      3. Term of Employment. This Option does not grant to Optionee any right to continue serving as an employee of the Company.

      4. Notices; Deliveries. Any notice of delivery required to be given under the terms of this Agreement shall be addressed to the Company, in care of its Secretary, at its principal office at 15880 N. Greenway-Hayden Loop, Suite 100, Scottsdale, Arizona 85260, and any notice or delivery to be given to Optionee shall be addressed to him at the address given by him beneath his signature hereto or such other address as either party hereto may hereafter designate in writing to the other. Any such notice or delivery shall be deemed to have been duly given when addressed as aforesaid, registered or certified mail, and deposited (postage or registration or certification fee prepaid) in a post office or branch post office regularly maintained by the United States.

      5. Disputes. As a condition of the granting of this Option, Optionee and his heirs and successors agree that any dispute or disagreement which may arise hereunder shall be determined by the Committee in its sole discretion and judgment, and that any such determination and any interpretation by the Committee of the terms of the Option shall be final and shall be binding and conclusive, for all purposes, upon the Company, Optionee, his heirs and personal representatives, and all permitted transferees.

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      6. Legend on Certificates. The certificate(s) representing the shares of
Stock purchased upon the exercise of this Option will be stamped or otherwise imprinted with a legend in such form as the Company or its counsel may require with respect to any applicable restrictions on the sale or transfer of such shares and the stock transfer records of the Company will reflect stop-transfer instructions with respect to such shares.

      7. Options Subject to Plan. This Option is subject to the terms and provisions of the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail under all circumstances. Optionee acknowledges that he has received a copy of the Plan on or prior to the Date of Grant.

      8. Acceleration of Exercise Date Upon Change in Control. Upon the occurrence of a Change in Control of the Company, this Option shall become fully and immediately exercisable and shall remain exercisable until its expiration, termination or cancellation pursuant to the terms of the Plan.

      9. Deferral of Delivery of Shares. The Committee, in its sole discretion, may require or permit Optionee to have shares of Stock that would otherwise be delivered to Optionee converted into a deferred compensation account in accordance with the terms of the Plan.

      10. Miscellaneous.

            (a) All decisions of the Committee with respect to any questions arising under the Plan or under this Agreement shall be conclusive.

            (b) Nothing herein contained shall affect Optionee's right to participate in and receive benefits from and in accordance with the then current provisions of any employee pension, welfare, or fringe benefit plan or program of the Company.

            (c) Optionee agrees to make appropriate arrangements with the Company, pursuant to the terms of the Plan, for the satisfaction of any applicable federal, state or local income tax withholding or similar requirements, including the payment to the Company at the time of exercise of this Option of all such taxes and the satisfaction of all such requirements.

            (d) Whenever the term "Optionee" is used herein under circumstances applicable to any other person or persons to whom this Option, in accordance with the provisions of this Agreement, may be transferred, the word "Optionee" shall be deemed to include such person or persons.

            (e) If any provision of this Agreement or of the Plan would disqualify the Agreement or the Plan under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, or would not otherwise comply with Rule 16b-3, such provision shall be

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construed or deemed amended to conform to Rule 16b-3 to the extent permitted by applicable law and deemed advisable by the Company's Board of Directors.

            (f) Notwithstanding any of the other provisions of this Agreement or of the Plan, Optionee agrees that he will not exercise this Option, and that the Company will not be obligated to issue any of the Stock pursuant to this Agreement, if the exercise of the Option or the issuance of such shares of Stock would constitute a violation by Optionee or by the Company of any provision of any law or regulation of any governmental authority or national securities exchange. Upon the acquisition of any Stock pursuant to the exercise of this Option, Optionee will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with applicable securities laws or with this Agreement.

            (g) This Agreement shall be binding upon and inure to the benefit of the Company and Optionee and their respective heirs, administrators, successors, or permitted assigns.

            (h) The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Arizona.

      IN WITNESS WHEREOF, the Company has, as of the date and place first above written, caused this Agreement to be executed on its behalf by its Chairman, President or any Vice President, and Optionee has hereunder set his hand as of the date and place first above written, which date is the Date of Grant of this Option.

                                       ALLIED WASTE INDUSTRIES, INC.

                                       By /s/ Donald W. Slager
                                          --------------------------------------
                                          Donald W. Slager
                                          President and Chief Operating Officer

                                       OPTIONEE

                                       /s/ Edward A. Evans
                                       -----------------------------------------
                                       Edward A. Evans

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